SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  March 25, 1998


                       Data Systems Network Corporation
            (Exact name of registrant as specified in its charter)


                                   Michigan
                (State or other jurisdiction of incorporation)


      1-13424                                     38-2649874
(Commission File Number)              (IRS Employer Identification No.)

   34705 West Twelve Mile Road, Suite 300, Farmington Hills, Michigan 48331
             (Address of principal executive offices)   (Zip Code)


      Registrant's telephone number, including area code:  (248) 489-8700

                                Not Applicable
         (Former name or former address, if changed since last report)



































ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Data Systems Network Corporation (the "Company") engaged Plante & Moran, LLP as its new independent accountants as of March 25, 1998. During the two most recent fiscal years and through March 25, 1998, the Company has not consulted with Plante & Moran, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that Plante & Moran, LLP concluded was an important factor, considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as the term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).


ITEM 5.  OTHER EVENTS.

         On March 23, 1998, the Company issued a press release announcing the status of the investigation of a board-appointed special committee looking into previously announced accounting irregularities. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1     Press Release, dated March 23, 1998.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


March 31, 1998                            DATA SYSTEMS NETWORK CORPORATION


                                         /s/  Michael W. Grieves
                                         -----------------------------------
                                     By: Michael W. Grieves
                                         President and Chief Executive
                                         Officer